Exhibit (a)(1)(A)

HIGHPEAK ENERGY PARTNERS II, LP
HIGHPEAK ENERGY PARTNERS GP II, LP
HIGHPEAK PURE ACQUISITION, LLC
JACK HIGHTOWER

OFFER TO PURCHASE

328,888 PUBLIC WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK

OF

PURE ACQUISITION CORP.

AT A PURCHASE PRICE OF $1.00 IN CASH PER PUBLIC WARRANT

THE OFFER PERIOD AND YOUR RIGHT TO WITHDRAW PUBLIC WARRANTS THAT YOU TENDER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON JULY 31, 2020 UNLESS THE OFFER PERIOD IS EXTENDED. THE OFFERORS MAY EXTEND THE OFFER PERIOD AT ANY TIME.

HighPeak Energy Partners II, LP, a Delaware limited partnership (“HPEP II”), HighPeak Energy Partners GP II, LP, a Delaware limited partnership (“HPEP II GP”), HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“Sponsor”) and Jack Hightower (together with HPEP II, HPEP II GP and the Sponsor, the “Offerors,” “we,” “us” or “our”), hereby offer to purchase 328,888 outstanding warrants (the “Public Warrants”) to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Pure Acquisition Corp., a Delaware corporation (the “Company”) held by persons other than the Offerors, each of which was sold as part of the units issued in the Company’s initial public offering (the “IPO”) pursuant to a prospectus dated April 16, 2018 (the “IPO Prospectus”), at a purchase price of $1.00 in cash per Public Warrant, and not previously purchased by HPEP II in the Former Tender Offers (as defined herein). The Offerors are making an offer, upon the terms and conditions in this Offer to Purchase (“Offer to Purchase”) and the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”). The “Offer Period” is the period commencing on May 8, 2020 and ending at 11:59 p.m., Eastern Time, on July 31, 2020, or such later date to which the Offerors may extend the Offer (the “Expiration Date”).

The Public Warrants are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PACQW.” On April 6, 2020, the last reported sales price of the Public Warrants was $1.01. Public Warrant holders should obtain current market quotations for the Public Warrants before deciding whether to tender their Public Warrants pursuant to the Offer.

The Offer relates to the Public Warrants, each of which trades through the Depository Trust Company (“DTC”). Any and all outstanding Public Warrants held by persons other than HPEP II are eligible to be tendered pursuant to the Offer. As of May 7, 2020, there were 328,888 Public Warrants outstanding held by persons other than HPEP II.

The Offer is not conditioned on any minimum number of Public Warrants tendered.

You may tender some or all of your Public Warrants on these terms.

If you elect to tender Public Warrants in response to the Offer, please follow the instructions in this Offer to Purchase and the related documents, including the Letter of Transmittal. If you wish to exercise your Public Warrants in accordance with their terms, please follow the instructions for exercise included in the Warrant Agreement, dated April 12, 2018, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), governing the Public Warrants.

If you tender your Public Warrants, you may withdraw your tendered Public Warrants before the Expiration Date and retain them on their terms by following the instructions herein.

If you do not tender your Public Warrants, the Public Warrants will become exercisable for shares of common stock of HighPeak Energy (as defined herein) thirty (30) days after the consummation of the proposed initial business combination (the “Business Combination”) of the Company for a period of five years thereafter. Alternatively, if the Company does not complete the Business Combination, the Public Warrants will expire at the end of such period. Further, if the Company is unable to complete the Business Combination by May 21, 2020, the current outside date, CST will be authorized to transfer $1.00 per whole Public Warrant to each Public Warrant holder pursuant to an escrow agreement with the Sponsor.

If the Company completes its Business Combination with HighPeak Energy, we do not expect the Public Warrants exercisable for HighPeak Energy common stock to be listed on the Nasdaq or any other national securities exchange and therefore the liquidity of such Public Warrants will be significantly limited.

See “The Offer, Section 11. Risk Factors” for a discussion of information that you should consider before tendering Public Warrants in the Offer.

The Offer will commence on May 8, 2020 and end on the Expiration Date.

A detailed discussion of the Offer is contained in this Offer to Purchase. We may amend or terminate the Offer at any time with requisite notice, as further described in this Offer to Purchase. Public Warrant holders are strongly encouraged to read this entire package of materials, and the publicly filed information about the Company referenced herein, as well as any supplemental disclosure regarding the Offer before making a decision regarding the Offer.

NONE OF THE OFFERORS, CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE DEPOSITARY FOR THE OFFER (“CST” OR THE “DEPOSITARY”), OR MORROW SODALI LLC, THE INFORMATION AGENT FOR THE OFFER (THE “INFORMATION AGENT”), MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER PUBLIC WARRANTS. EACH HOLDER OF A PUBLIC WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER SOME OR ALL OF HIS, HER OR ITS PUBLIC WARRANTS.

NO LATER THAN TEN BUSINESS DAYS FROM THE DATE OF THIS OFFER TO PURCHASE, THE COMPANY IS REQUIRED BY LAW TO PUBLISH, SEND OR GIVE TO YOU A STATEMENT DISCLOSING WHETHER ITS BOARD OF DIRECTORS EITHER RECOMMENDS ACCEPTANCE OR REJECTION OF THE OFFER, EXPRESSES NO OPINION AND REMAINS NEUTRAL TOWARD THE OFFER OR IS UNABLE TO TAKE A POSITION WITH RESPECT TO THE OFFER. YOU SHOULD CAREFULLY READ THE INFORMATION SET FORTH IN THAT STATEMENT BEFORE YOU TENDER YOUR PUBLIC WARRANTS IN THE OFFER.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Offer or passed upon the merits or fairness of the Offer or the accuracy or adequacy of the disclosure in this Offer to Purchase or the Letter of Transmittal. Any representation to the contrary is a criminal offense.

May 8, 2020

IMPORTANT PROCEDURES

If you want to tender some or all of your Public Warrants, you must do one of the following before the Expiration Date:

●

if your Public Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Public Warrants for you, which typically can be done electronically;

●

if you hold Public Warrant certificates in your own name, complete and sign the Letter of Transmittal according to its instructions, and deliver the Letter of Transmittal, together with any required signature guarantee, the certificates for your Public Warrants and any other documents required by the Letter of Transmittal, to CST; or

●

if you are an institution participating in DTC, called the “book-entry transfer facility” in this Offer to Purchase, tender your Public Warrants according to the procedure for book-entry transfer described under “The Offer, Section 2. Procedure for Tendering Public Warrants.”

●

if you are the holder of units of the Company (“Units”), which are comprised of one half of one Public Warrant and one share of Class A Common Stock, you must separate the Public Warrants from the Units prior to tendering your Public Warrants pursuant to the Offer. If your Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must instruct such nominee to do so or, if you hold Units registered in your own name, you must contact the Depositary directly and instruct it to do so. If you fail to cause your Public Warrants to be separated in a timely manner before the Offer expires, you will not be able to validly tender such Public Warrants prior to the expiration of the Offer.

If you want to tender your Public Warrants, but:

●	your certificates for the Public Warrants are not immediately available or cannot be delivered to the Depositary; or

●	you cannot comply with the procedure for book-entry transfer; or

●	your other required documents cannot be delivered to the Depositary before the expiration of the Offer,

then you can still tender your Public Warrants if you comply with the guaranteed delivery procedure described under “The Offer, Section 2. Procedure for Tendering Public Warrants.”

TO TENDER YOUR PUBLIC WARRANTS, YOU MUST CAREFULLY FOLLOW THE PROCEDURES DESCRIBED IN THIS OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND THE OTHER DOCUMENTS DISCUSSED HEREIN RELATED TO THE OFFER.

PUBLIC WARRANTS NOT TENDERED FOR PURCHASE WILL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON THE FIFTH ANNIVERSARY OF THE COMPANY’S COMPLETION OF AN INITIAL BUSINESS COMBINATION, OR EARLIER UPON REDEMPTION OR LIQUIDATION PURSUANT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

THE OFFER RELATES TO THE PUBLIC WARRANTS, EACH OF WHICH TRADES THROUGH DTC. ANY AND ALL OUTSTANDING PUBLIC WARRANTS ARE ELIGIBLE TO BE TENDERED PURSUANT TO THE OFFER. AS OF MAY 7, 2020, THERE WERE 328,888 PUBLIC WARRANTS OUTSTANDING HELD BY PERSONS OTHER THAN HPEP II.

TABLE OF CONTENTS

Page

SUMMARY		1
QUESTIONS AND ANSWERS		4
THE BUSINESS COMBINATION		12
THE OFFER		13
1.	GENERAL TERMS	13
2.	PROCEDURE FOR TENDERING PUBLIC WARRANTS	14
3.	WITHDRAWAL RIGHTS	16
4.	PURCHASE OF PUBLIC WARRANTS AND PAYMENT OF PURCHASE PRICE	17
5.	BACKGROUND AND PURPOSE OF THE OFFER	18
6.	PRICE RANGE OF PUBLIC WARRANTS	20
7.	SOURCE AND AMOUNT OF FUNDS	21
8.	TRANSACTIONS AND AGREEMENTS CONCERNING THE COMPANY’S SECURITIES	21
9.	CONDITIONS; TERMINATION; WAIVERS; EXTENSIONS; AMENDMENTS	24
10.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	25
11.	RISK FACTORS	28
12.	THE DEPOSITARY AND THE INFORMATION AGENT	29
13.	FEES AND EXPENSES	29
14.	ADDITIONAL INFORMATION; MISCELLANEOUS	29

We are not making the Offer to Public Warrant holders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to make the Offer to Public Warrant holders in any such jurisdiction.

You should rely only on the information contained in this Offer to Purchase and in the Letter of Transmittal to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the Offer other than those contained in this Offer to Purchase or in the Letter of Transmittal. If anyone makes any recommendation or gives any information or representation regarding the Offer, you should not rely upon that recommendation, information or representation as having been authorized by us, the Depositary or the Information Agent for the Offer. No later than ten business days from the date of this Offer to Purchase, the Company is required by law to publish, send or give to you a statement disclosing whether its board of directors either recommends acceptance or rejection of the Offer, expresses no opinion and remains neutral toward the Offer or is unable to take a position with respect to the Offer. You should carefully read the information set forth in that statement before you tender your Public Warrants in the Offer. You should not assume that the information provided in the Offer is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date as of this Offer to Purchase.

i

SUMMARY

Unless otherwise stated in this Offer to Purchase, references to “we,” “our,” “us” or the “Offerors” refers to HighPeak Energy Partners II, LP, HighPeak Energy Partners GP II, LP, HighPeak Pure Acquisition, LLC and Jack Hightower. References to the “Company” refer to Pure Acquisition Corp. You should also carefully consider the information provided under the heading “Risk Factors” beginning on page .

The Company

Pure Acquisition Corp., a Delaware corporation. The Company’s principal executive offices are located at 421 W. 3rd Street, Suite 1000, Fort Worth, TX 76102. The Company’s telephone number is (817) 850-9200.

The Offerors

HighPeak Energy Partners II, LP, a Delaware limited partnership, HighPeak Energy Partners GP II, LP, a Delaware limited partnership, HighPeak Pure Acquisition, LLC, a Delaware limited liability company and Jack Hightower. Our principal executive offices are located at 421 W. 3rd Street, Suite 1000, Fort Worth, TX 76102. Our telephone number is (817) 850-9200.

The Public Warrants

As of May 7, 2020, the Company had 328,888 Public Warrants outstanding held by persons other than the Offerors and not previously purchased by HPEP II in the Former Tender Offers (as defined herein). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock for a purchase price of $11.50. By their terms, the Public Warrants will expire on the fifth anniversary of the Company’s completion of an initial business combination, or earlier upon redemption or liquidation pursuant to their terms. The Offer relates to the Public Warrants, each of which trades through DTC.

Market Price of the

Public Warrants	The Public Warrants are listed on the Nasdaq under the symbol “PACQW.” On April 6, 2020, the last reported sales price for the Public Warrants was $1.01.

The Offer

The Offer is to permit Public Warrant holders to tender any and all outstanding Public Warrants for a purchase price of $1.00 in cash for each Public Warrant tendered. See “The Offer, Section 1. General Terms.”

Reasons for the Offer

The Offer is being made to all Public Warrant holders other than HPEP II. The purpose of the Offer is to comply with provisions of a letter agreement entered into between the Company and the Sponsor in connection with the IPO, which contemplated that the Sponsor would conduct or cause an affiliate to conduct the Offer in the event of either the Company’s announcement of an initial business combination or proposed amendment to the Company’s certificate of incorporation (the “Charter”) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Common Stock if the Company does not complete a business combination within 18 months from the closing of the IPO. The Sponsor agreed to the Offer recognizing Public Warrant holders might not wish to continue to hold Public Warrants in the case of such initial business combination and/or extension. The 18-month period was subsequently extended to February 21, 2020 on October 11, 2019, and further extended to May 21, 2020 on February 20, 2020 (the “Prior Extensions”). Given the Company’s belief that there may be insufficient time to compete a business combination by May 21, 2020, the Company subsequently filed a definitive proxy statement related to a proposed amendment to the Company’s Charter extending the outside day by which the Company must complete a business combination from May 21, 2020 to August 21, 2020 (the “Extension”) with the SEC on May 5, 2020 (the “Extension Proxy Statement”). See “The Offer, Section 5.C. Background and Purpose of the Offer—Purpose of the Offer.”

Expiration Date of Offer

11:59 p.m., Eastern Time, on July 31, 2020, or such later date to which we may extend the Offer. Except as may be extended, there will be no subsequent offering period for the Offer. All Public Warrants and related paperwork must be received by the Depositary by this time, as instructed herein. See “The Offer, Section 9. Conditions; Termination; Waivers; Extensions; Amendments.”

Withdrawal Rights

If you tender your Public Warrants and change your mind, you may withdraw your tendered Public Warrants at any time until the Expiration Date, as described in greater detail under “The Offer, Section 3. Withdrawal Rights.”

Participation by Executive

Officers and Directors	None of the Company’s Executive Officers or Directors hold Public Warrants that are the subject of this Offer.

For more information, see “The Offer, Section 5.D. Background and Purpose of the Offer—Interests of Directors and Executive Officers.”

Conditions of the Offer

We will not accept for payment, purchase or pay for any Public Warrants tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Public Warrants tendered, subject to the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if at any time on or after the commencement of the Offer and before the Expiration Date, there has been instituted or is pending any action, suit or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency or other tribunal that (i) directly or indirectly challenges or seeks to make illegal, or to delay or otherwise directly or indirectly to restrain, prohibit or otherwise affect the making of the Offer, the acquisition of some or all of the Public Warrants pursuant to the Offer or (ii) in our reasonable judgment and regardless of the circumstances giving rise to the event or events (other than any action or omission to act by us), makes it inadvisable to proceed with the Offer or with acceptance for payment.

The foregoing is for our sole benefit with respect to the Offer and may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived by us, in whole or in part, in our discretion until the Offer shall have expired or been terminated. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any right. However, once the Offer has expired, then all of the conditions to the Offer must have been satisfied or waived. In certain circumstances, if we waive the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties. See “The Offer, Section 9. Conditions; Termination; Waivers; Extensions; Amendments.”

No Recommendations

None of the Offerors, the Depositary or the Information Agent makes any recommendation as to whether to tender Public Warrants. You must make your own decision as to whether to tender some or all of your Public Warrants. No later than ten business days from the date of this Offer to Purchase, the Company is required by law to publish, send or give to you a statement disclosing whether its board of directors either recommends acceptance or rejection of the Offer, expresses no opinion and remains neutral toward the Offer or is unable to take a position with respect to the Offer. You should carefully read the information set forth in that statement before you tender your Public Warrants in the Offer. See “The Offer, Section 1.C. General Terms—No Recommendation; Holder’s Own Decision.”

How to Tender Public Warrants	To tender your Public Warrants, you must complete the actions described herein under “The Offer, Section 2. Procedure for Tendering Public Warrants” before the Offer expires.

Questions or Assistance

Please direct questions or requests for assistance, or for additional copies of this Offer to Purchase, Letter of Transmittal or other materials to the Information Agent. The contact information for the Information Agent is located on the back cover page of this Offer to Purchase.

QUESTIONS AND ANSWERS

Who is offering to purchase the Public Warrants?

The Offerors are making an offer to buy your Public Warrants.

What is the background and purpose of the Offer?

The Company was incorporated on November 13, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses.

On April 17, 2018, the Company consummated its IPO of 41,400,000 units, which are comprised of one share of Class A Common Stock and one half of one Public Warrant. In connection with the IPO, the Sponsor committed to offer or cause an affiliate to offer to purchase, at $1.00 per Public Warrant, all Public Warrants tendered by holders of the Public Warrants in the event of either the Company’s announcement of an initial business combination or an amendment to the Company’s Charter was proposed that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Common Stock if the Company does not complete a business combination within 18 months from the closing of the IPO. The 18-month period was subsequently extended to February 21, 2020 on October 11, 2019, and further extended to May 21, 2020 on February 20, 2020. Given the Company’s belief that there may be insufficient time to compete a business combination by May 21, 2020, the Company subsequently filed the Extension Proxy Statement related to a proposed amendment to the Company’s Charter extending the outside day by which the Company must complete a business combination from May 21, 2020 to August 21, 2020 with the SEC on May 5, 2020. Further, the Company announced its entry into an agreement related to such initial business combination, with such announcement filed as Exhibit 99.1 to its Current Report on Form 8-K, filed on May 4, 2020 (the “Signing 8-K”).

What will happen if I do not tender my Public Warrants?

If you do not tender your Public Warrants, the Public Warrants will become exercisable for shares of common stock of HighPeak Energy (as defined herein) thirty (30) days after the consummation of the proposed initial business combination (the “Business Combination”) of the Company for a period of five years thereafter. Alternatively, if the Company does not complete the Business Combination, the Public Warrants will expire at the end of such period. Further, if the Company is unable to complete the Business Combination by May 21, 2020, the current outside date, CST will be authorized to transfer $1.00 per whole Public Warrant to each Public Warrant holder pursuant to an escrow agreement with the Sponsor.

If the Company completes its Business Combination with HighPeak Energy, we do not expect the Public Warrants exercisable for HighPeak Energy common stock to be listed on the Nasdaq or any other national securities exchange and therefore the liquidity of such Public Warrants will be significantly limited. See “The Offer, Section 11. Risk Factors— An active market for the Pubilc Warrants to purchase HighPeak Energy common stock is not likely to develop, which would adversely affect the liquidity of the Public Warrants. The liquidity of the market for the Public Warrants will be further reduced in connection with the consummation of the transactions contemplated by the Sponsor Support Agreement.”

The Company’s Charter currently provides that the Company has until May 21, 2020 to complete a business combination. However, the Company’s board of directors currently believes that there may not be sufficient time before May 21, 2020 to complete and file an amended registration statement on Form S-4, including a related proxy statement of the Company and a prospectus to be included therein, relating to the Business Combination (the “Registration Statement”), the SEC review process thereof, hold its shareholder meeting to approve the Business Combination, satisfy the other applicable closing conditions and close the Business Combination. As such, the Company has proposed an amendment to the Company’s Charter which would extend the outside date by which the Company must complete the Business Combination from May 21, 2020 to August 21, 2020 (the “Extension Amendment”). If the Extension Amendment is not approved, payment pursuant to the escrow agreement may occur prior to the expiration of this Offer.

Pursuant to the Company’s Charter, if the Company does not consummate a business combination by May 21, 2020, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares in consideration of a per-share price, payable in cash, equal to the aggregate about then on deposit in the trust account (the “Trust Account”), including interest not previously released to the Company, divided by the total number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company’s escrow agent will be authorized to transfer $1.00 per whole warrant sold as part of the units issued in the Company’s IPO to holders of Public Warrants other than our Sponsor and its affiliates, at the same time as we redeem our public shares. There will be no other redemption rights or liquidating distributions with respect to our Public Warrants, which will expire if the Extension Amendment is not approved and we fail to complete the Business Combination by May 21, 2020. Further, pursuant to the Sponsor Support Agreement (as defined below), HPEP II has agreed to irrevocably transfer to the Company, surrender and forfeit for no consideration all Public Warrants held by HPEP II as of the Closing of the Business Combination.

For information regarding the tax consequences relating to the tender of your Public Warrants please see the section entitled “Proposal No. 1—The Extension Amendment—Material U.S. Federal Income Tax Consequences” in the Extension Proxy Statement.

What is the status of the Company’s initially proposed business combination?

On April 24, 2020, the Company terminated the definitive agreements relating to its initially proposed business combination (the “HighPeak/Grenadier Business Combination”) involving the affiliates of Sponsor and Grenadier Energy Partners II, LLC via mutual consent in response to a significant change in market conditions as a result of the coronavirus 2019 (“COVID-19”) pandemic and related impact to the oil and gas industry. For more information regarding the termination of the HighPeak/Grenadier Business Combination, please read the Current Report on Form 8-K filed with the SEC on April 24, 2020.

What will happen in the recently announced Business Combination?

On May 4, 2020, the Company, HighPeak Energy, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“HighPeak Energy”), Pure Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HighPeak Energy (“MergerSub”), HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III”), HPK Energy, LLC, a Delaware limited liability company (“HPK GP” and, together with HighPeak I, HighPeak II and HighPeak III, the “HPK Contributors”) and the general partner of HPK Energy, LP, a Delaware limited partnership (“HPK LP”), and an affiliate of Sponsor, and solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company (“HPK Representative”), entered into a Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”), pursuant to which, among other things, and subject to the terms and conditions contained therein, HighPeak Energy has agreed to acquire HPK LP, which, indirectly through its subsidiaries, holds certain rights, title and interests in oil and natural gas assets and cash. Under the terms of the Business Combination Agreement, at the closing of the Business Combination, (i) MergerSub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of HighPeak Energy, (ii) each outstanding share of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” or “founder shares,” and together with the Class A Common Stock, the “Common Stock”), of the Company will be converted into the right to receive one share of HighPeak Energy common stock, other than certain shares held by Sponsor that will be forfeited prior to the merger, (iii) the HPK Contributors will (a) contribute their limited partner interests in HPK LP to HighPeak Energy in exchange for HighPeak Energy common stock for total consideration of 75,000,000 shares of HighPeak Energy common stock (the “Unadjusted Shares”), subject to certain adjustments as described below, and the general partner interest in HPK LP to either HighPeak Energy or a wholly owned subsidiary of HighPeak Energy in exchange for no consideration, and (b) directly or indirectly contribute the outstanding Sponsor Loans (as defined in the Business Combination Agreement) in exchange for HighPeak Energy common stock and such Sponsor Loans, if any, will be cancelled in connection with the closing of the transactions contemplated by the Business Combination Agreement, and (iv) following the consummation of the foregoing transactions, HighPeak Energy will cause HPK LP to merge with and into the Company with all interests in HPK LP being cancelled for no consideration. As a result of the Business Combination and pursuant to the warrant agreement, dated April 12, 2018, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, the Company’s warrants will become warrants of HighPeak Energy exercisable for shares of HighPeak Energy common stock on the terms set forth therein, provided, however, that all Public Warrants and private placements warrants held by the Sponsor or HPEP II immediately prior to the merger effective time will be forfeited for no consideration and cancelled immediately prior to the merger effective time.

The Unadjusted Shares will be adjusted upward with respect to (i) the amount of certain transaction expenses of the HPK Contributors paid by or on behalf of the HPK Contributors prior to the closing of the Business Combination (other than transaction expenses paid by certain contributed entities (namely, HighPeak Energy Assets, LLC, HighPeak Energy Assets II, LLC, HighPeak Energy Holdings, LLC and HPK LP, and collectively, the “HighPeak Entities”)), (ii) the amount of cash contributed by the HPK Contributors to the HighPeak Entities or otherwise paid by (but not reimbursed to) the HPK Contributors or one of their affiliates (other than a HighPeak Entity) on their behalf to the extent such contribution or payment is made during the period that commences on April 1, 2020 and ends immediately prior to the closing of the Business Combination, (iii) an additional amount of $500,000 per month to cover certain monthly expenses incurred between April 1, 2020 and the closing of the Business Combination (iv) the amount of all Sponsor Loans as of the date of closing of the Business Combination and (v) any other amounts otherwise agreed to among the parties, provided that no such agreement shall be made by Pure without the prior approval of Pure’s Special Committee (as defined in the Business Combination Agreement).

The Unadjusted Shares will be adjusted downward with respect to (i) the amount of certain cash or rights to payment under the Sponsor Loans distributed by the HighPeak Entities to the HPK Contributors on or after April 1, 2020 and prior to the closing of the Business Combination, (ii) all revenues of any HighPeak Entity received by an HPK Contributor or its affiliates (other than a HighPeak Entity) and not remitted to the applicable HighPeak Entity during the period that commences on April 1, 2020 and ends immediately prior to the closing of the Business Combination and (iii) any other amounts otherwise agreed to among the parties.

In addition, HighPeak Energy is pursuing a private placement of shares of HighPeak Energy common stock with certain accredited investors and institutional buyers (the “PIPE Investment”) which, if successful, would close in connection with the Business Combination. In connection with the PIPE Investment and the Business Combination, the Sponsor seeks to enter into commitment agreements with certain Large Stockholders (as defined below) pursuant to which they commit not to redeem such shares in connection with the Business Combination and subscription agreements with Large PIPE Investors (as defined below) with respect to the PIPE Investment, each of which would include the Large Investor Offer (as defined below) or something similar.

On April 12, 2018, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with HighPeak Energy Partners, LP, a Delaware limited partnership and affiliate of Sponsor (“HPEP I”). At or prior to the closing of the Business Combination, the Forward Purchase Agreement will be amended and restated in its entirety and the purchasers thereunder (which may include affiliates of HPEP I or unrelated third parties) will collectively have the right, but not the obligation, to purchase, in connection with the closing of the Business Combination, any number of forward purchase units, up to the maximum amount of forward purchase units permitted thereunder, which in any event will not exceed 15,000,000 forward purchase units, for $10.00 per forward purchase unit or aggregate gross proceeds of up to $150 million. The purchasers have no obligation to purchase any forward purchase units in connection with the Business Combination and may unilaterally terminate the Forward Purchase Agreement prior to the Business Combination.

Prior to the Company’s initial business combination, HighPeak Energy intends to adopt the HighPeak Energy, Inc. Long Term Incentive Plan (the “LTIP”), and it is anticipated that the Company, as HighPeak Energy’s sole shareholder, will approve the LTIP. Following the closing of the Business Combination, HighPeak Energy will continue to sponsor the LTIP. The LTIP provides for potential grants of options, dividend equivalents, cash awards and substitute awards to employees, directors and service providers of HighPeak Energy, as well as stock awards to directors of HighPeak Energy. The LTIP will be administered by the HighPeak Energy Board (as defined below) or a committee thereof.

Subject to adjustment in accordance with the terms of the LTIP, a number of shares of HighPeak Energy common stock equal to 13% of the outstanding shares of HighPeak Energy common stock on the effective date of the LTIP (the “Share Pool”) are reserved and available for delivery with respect to Awards, and 1,300 shares of HighPeak Energy common stock will be available for the issuance of shares upon the exercise of ISOs (as defined in the LTIP). On January 1, 2021 and January 1 of each calendar year occurring thereafter and prior to the expiration of the LTIP, the Share Pool will automatically be increased by (i) the number of shares of HighPeak Energy common stock issued pursuant to the LTIP during the immediately preceding calendar year and (ii) 13% of the number of shares of HighPeak Energy common stock that are newly issued by HighPeak Energy (other than those issued pursuant to the LTIP) during the immediately preceding calendar year.

HighPeak Energy intends to file the Registration Statement on Form S-4, including a related proxy statement of the Company and a prospectus to be incorporated therein, with the SEC. For more information regarding the Business Combination and the Business Combination Agreement, please read the Signing 8-K, filed by the Company on May 4, 2020, and the complete text of the Business Combination Agreement included therein.

Will the Company offer large stockholders incentives to not redeem their shares?

Yes, in connection with the Business Combination, Sponsor is offering (i) stockholders that own 100,000 or more shares of Class A Common Stock and commit not to redeem such shares in connection with the Business Combination (each, a “Large Stockholder” and, collectively, the “Large Stockholders”) and (ii) certain institutional and accredited investors that commit to purchase 100,000 or more shares of HighPeak Energy common stock in a private placement that would close in connection with the Business Combination (“Large PIPE Investors” and, together with the Large Stockholders, the “Large Investors”), certain incentives with respect to their investments (the “Large Investor Offer”), on up to an aggregate of 15,000,000 shares (“Preferred Return Shares”). Specifically, the Large Investor Offer contemplates that, at the end of the two-year anniversary of the closing of the Business Combination, which may be extended to the 30th-month anniversary at the Sponsor’s option (the “Preferred Return Date”), Large Investors that have held their shares of HighPeak Energy common stock from the closing of the Business Combination through the Preferred Return Date would be provided, with respect to such shares, with a 10% preferred simple annual return (the “Preferred Return”) subject to floor downside per-share price of $4.00, in the form of additional shares of HighPeak Energy common stock to the extent required, on terms and conditions to be negotiated with the Large Investors. To secure the Preferred Return, Sponsor will place into escrow at closing of the Business Combination up to 31,875,000 shares (“Escrow Shares”) of HighPeak Energy common stock (i.e., 2.125 shares per share of HighPeak Energy common stock subject to the Large Investor Offer) paid to Sponsor as consideration in the Business Combination, with such shares having an aggregate value at the downside price of $4.00 per share of up to $127.5 million (i.e., in an amount sufficient to provide a 10% preferred simple annual return with respect to 15,000,000 Preferred Return Shares). For example, if the price of HighPeak Energy’s common stock is $12.50 on the Preferred Return Date and the Large Investors hold 15,000,000 Preferred Return Shares, Sponsor would deliver no Escrow Shares to such Large Investors; however, if the price of HighPeak Energy’s common stock is $4.00 on the Preferred Return Date, HighPeak Energy would deliver all 31,875,000 Escrow Shares, ratably, to such Large Investors. Sponsor seeks to enter into commitment agreements with certain Large Stockholders pursuant to which they commit not to redeem such shares in connection with this business combination and subscription agreements with Large PIPE Investors with respect to the PIPE Investment, which include the Large Investor Offer or something similar. The final terms and conditions of the Large Investor Offer included in such commitment agreements and subscription agreements may vary from the terms described above.

What risks does the Company face in light of the recent outbreak of COVID-19 and the recent decline in commodity prices?

Our ability to complete the Business Combination, and HighPeak Energy’s business, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic. A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and HighPeak Energy’s business could be materially and adversely affected. Furthermore, we may be unable to complete the Business Combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors, vendors and services providers are unavailable to consummate the transaction in a timely manner. The extent to which COVID-19 impacts the Business Combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the Business Combination may be materially adversely affected. Further, our ability to consummate the Business Combination may be materially adversely affected if the recent significant decrease in commodity prices persists for a prolonged period.

For example, prices decreased to a level in April 2020 that caused the HPK Contributors to halt their drilling program and to curtail a substantial portion of their existing production, as well. It is uncertain when prices will return to levels at which the HPK Contributors or HighPeak Energy would be willing to execute their drilling program and resume producing from existing shut-in wells. In addition, HighPeak Energy may be unable to fund its expected capital expenditure program. HighPeak Energy has evaluated multiple development scenarios under multiple potential commodity price environments. Under this three rig development scenario, HighPeak Energy would expect to make approximately $300 to $400 million of capital expenditures in the twelve months following the expected July 31, 2020 closing of the Business Combination. The ability to make these capital expenditures will be highly dependent on the price of oil and available funding as HighPeak Energy is only expected to have available liquidity of $375 million in assuming there are no redemptions in connection with the Business Combination, $158 million in assuming there are redemptions that would reduce the number of outstanding shares to 15,000,000, which is the maximum number of shares that will be offered in the Large Investor Offer, and $105 million assuming the number of shares that would need to be redeemed in order reduce the number of outstanding shares to 10,000,000 shares, which is the minimum number of shares required to satisfy the Minimum Aggregate Funding Availability (as defined in the Business Combination Agreement) condition in the Business Combination Agreement and, in the case in which the number of outstanding shares is reduced to 10,000,000 shares. In addition, HighPeak Energy assuming no PIPE Investment or RBL Facility at closing. The Company intends to pursue PIPE Investment and an RBL Facility to enhance HighPeak Energy’s liquidity at closing but there is no requirement in the Business Combination Agreement that the Company obtain either. Given the current decline in market conditions, debt financing has become more difficult to obtain and may impact HighPeak Energy’s ability to enter into a RBL Facility providing a large enough borrowing base to allow for HighPeak Energy to fund its capital expenditure and drilling program or to increase the borrowing base under such facility in the future. As a result, HighPeak Energy’s operations and financial condition may be materially and adversely affected.

How many Public Warrants are the Offerors offering to purchase?

The Offerors are offering to purchase all 328,888 of the Public Warrants sold as part of the Units and not purchased by HPEP II in the Former Tender Offers.

What will be the purchase price for the Public Warrants and what will be the form of payment?

The purchase price for the Offer is $1.00 per Public Warrant, in cash, without interest. If you properly tender your Public Warrants in the Offer and the Offer is not terminated, we will pay you the purchase price of $1.00 per Public Warrant promptly after the Expiration Date. Under no circumstances will we pay interest on the purchase price, including but not limited to, by reason of any delay in making payment.

Are Class A Common Stock or Units included in the Offer?

No. The Offer is only for Public Warrants. You may not tender Class A Common Stock or Units (each Unit consisting of one share of Class A Common Stock and one half of one Public Warrant). If you wish to tender your Public Warrants included in such Units, you must first separate the Public Warrants from the Units prior to tendering your Public Warrants pursuant to the Offer. If your Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must instruct your nominee to do so, or if you hold Units registered in your own name, you must contact CST, the Company’s transfer agent, directly and instruct them to do so. If you fail to cause your Public Warrants to be separated in a timely manner before the Offer expires, you will not be able to validly tender such Public Warrants prior to the Expiration Date. Further, if the Company is unable to complete the business combination, CST will be authorized to transfer $1.00 per whole Public Warrant to each Public Warrant holder pursuant to an escrow agreement with the Sponsor.

How will the Offerors pay for the Public Warrants?

HPEP II will pay the purchase price for the Public Warrants by using what is remaining of the $20,700,000 initially deposited by an affiliate of Sponsor into an escrow account with CST as escrow agent after giving effect to what was paid following: (i) an initial warrant tender offer, commenced by the Offerors on September 13, 2019, to purchase 20,700,000 Public Warrants at a purchase price of $1.00 per Public Warrant in connection with a special meeting in lieu of the annual meeting of the Company’s stockholders held on October 10, 2019, to approve, among other matters, an amendment to the Company’s Charter extending the date by which the Company must consummate its initial business combination from October 17, 2019 to February 21, 2020 (the “Initial Warrant Tender Offer”), (ii) a second warrant tender offer, commenced by the Offerors on December 4, 2019, to purchase 20,452,000 Public Warrants at a purchase price of $1.00 per Public Warrant in connection with the Company’s announcement of its entry into the HighPeak/Grenadier Business Combination on November 27, 2019 (the “Former Business Combination Warrant Tender Offer”) and (iii) a third warrant tender offer, commenced by the Offerors on February 7, 2020, to purchase 3,158,195 Public Warrants at a purchase price of $1.00 per Public Warrant in connection with a special meeting of the Company’s stockholders held on February 20, 2020, to approve, among other matters, an amendment to the Company’s Charter extending the date by which the Company must consummate its initial business combination from February 21, 2020 to May 21, 2020 (the “Second Extension Warrant Tender Offer” and, together with the Initial Warrant Tender Offer and the Former Business Combination Warrant Tender Offer, the “Former Tender Offers”). These funds were initially deposited by an affiliate of the Sponsor in connection with the IPO.

How long do I have to tender my Public Warrants?

You may tender your Public Warrants pursuant to the Offer until the Offer expires. The Offer will expire at 11:59 p.m., Eastern Time, at the end of the day on July 31, 2020 or such later time and date to which we may extend the Offer.

Alternatively, pursuant to the Company’s Charter, if the Company does not consummate a business combination by May 21, 2020, or August 21, 2020 if the Extension Amendment is approved, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares in consideration of a per-share price, payable in cash, equal to the aggregate about then on deposit in the Trust Account, including interest not previously released to the Company, divided by the total number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company’s escrow agent will be authorized to transfer $1.00 per whole warrant sold as part of the units issued in the Company’s IPO to holders of Public Warrants other than our Sponsor and its affiliates, at the same time as we redeem our public shares. There will be no other redemption rights or liquidating distributions with respect to our Public Warrants, which will expire if the Extension Amendment is not approved and we fail to complete the Business Combination by May 21, 2020 or August 21, 2020 if the Extension Amendment is approved.

If a broker, dealer, commercial bank, trust company or other nominee holds your Public Warrants, it is likely such nominee has established an earlier deadline for you to act to instruct such nominee to accept the Offer on your behalf. We urge you to contact your nominee to find out the nominee’s deadline.

Can the Offer be extended, amended or terminated?

We may elect to extend or amend the Offer for any reason. If we extend the Offer, we will delay the acceptance of any Public Warrants that have been tendered pursuant to the Offer prior to such extension. We can also terminate the Offer under certain circumstances.

How will I be notified if the Offer is extended or amended?

If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Eastern Time, on the first business day after the previously scheduled Expiration Date of the Offer. We will announce any amendment to the Offer by making a public announcement of the amendment.

How do I tender my Public Warrants?

If you desire to tender all or any portion of your Public Warrants prior to the Expiration Date, you must do one of the following:

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if your Public Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Public Warrants for you, which typically can be done electronically;

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if you hold Public Warrant certificates in your own name, complete and sign the Letter of Transmittal according to its instructions, and deliver the Letter of Transmittal, together with any required signature guarantee, the certificates for your Public Warrants and any other documents required by the Letter of Transmittal, to CST; or

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if you are an institution participating in DTC, called the “book-entry transfer facility” in this Offer to Purchase, tender your Public Warrants according to the procedure for book-entry transfer described under “The Offer, Section 2. Procedure for Tendering Public Warrants.”

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if you are the holder of Units, you must separate the Public Warrants from the Units prior to tendering your Public Warrants pursuant to the Offer. If your Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must instruct such nominee to do so or, if you hold Units registered in your own name, you must contact the Depositary directly and instruct it to do so. If you fail to cause your Public Warrants to be separated in a timely manner before the Offer expires, you will not be able to validly tender such Public Warrants prior to the expiration of the Offer. Further, if the Company is unable to complete a business combination, CST will be authorized to transfer $1.00 per whole Public Warrant to each Public Warrant holder pursuant to an escrow agreement with the Sponsor.

Until what time can I withdraw previously tendered Public Warrants?

You may withdraw your tendered Public Warrants at any time before the Expiration Date and, unless theretofore accepted for payment by us pursuant to the Offer, you may also withdraw your tendered Public Warrants at any time sixty (60) days after the commencement of the Offer (including after the Expiration Date), which is July 7, 2020, unless theretofore accepted for payment by us pursuant to the Offer.

How do I withdraw Public Warrants previously tendered?

If you hold Pubic Warrants registered in your own name you must deliver on a timely basis a written notice of your withdrawal to the Depositary at the address appearing on the back cover page of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of Public Warrants to be withdrawn and the name of the registered holder of such Public Warrants. Some additional requirements apply if the Public Warrants to be withdrawn have been delivered to the Depositary or if your Public Warrants have been tendered under the procedure for book-entry transfer set forth in “The Offer, Section 2. Procedures for Tendering Public Warrants.” If your Public Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee to withdraw your Public Warrants. It is possible they have an earlier deadline for you to act to instruct them to withdraw Public Warrants on your behalf.

Has the Company or its board of directors adopted a position on the Offer?

None of the Offerors, the Information Agent, or the Depositary is making any recommendation to you as to whether you should tender or refrain from tendering your Public Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Public Warrants and, if so, how many Public Warrants to tender. In doing so, you should read carefully the information in this Offer to Purchase and the related Letter of Transmittal. No later than ten business days from the date of this Offer to Purchase, the Company is required by law to publish, send or give to you a statement disclosing whether its board of directors either recommends acceptance or rejection of the Offer, expresses no opinion and remains neutral toward the Offer or is unable to take a position with respect to the Offer. You should carefully read the information set forth in that statement before you tender your Public Warrants in the Offer. You should discuss whether to tender your Public Warrants with your own broker or other financial advisor, if any.

Will the Offerors, or any of the Company’s directors and executive officers tender Public Warrants in the Offer?

None of the Offerors, nor the Company’s directors or executive officers own Public Warrants.

What is the recent market price for the Public Warrants?

On May 7, 2020, the most recent practicable date prior to the date of this Offer to Purchase, the closing price of the Public Warrants reported on the Nasdaq was $1.01 per Public Warrant. You are urged to obtain current market quotations for the Public Warrants before deciding whether to tender your Public Warrants.

Will I have to pay brokerage fees and commissions if I tender my Public Warrants?

If you are a registered Public Warrant holder and you tender your Public Warrants directly to the Depositary, you will not incur any brokerage fees or commissions.

If you hold your Public Warrants through a broker, dealer, commercial bank, trust company or other nominee and such nominee will tender Public Warrants on your behalf, such nominee may charge you a fee for doing so. We urge you to consult your nominee to determine whether any charges will apply.

What are the U.S. federal income tax consequences if I tender my Public Warrants?

The receipt of cash for your tendered Public Warrants generally will be treated, for U.S. federal income tax purposes, as a taxable sale of the Public Warrants so tendered. See “The Offer, Section 10. Material U.S. Federal Income Tax Consequences.”

Whom do I contact if I have questions about the Offer?

For additional information or assistance and to request additional copies of this Offer to Purchase and the Letter of Transmittal and other Offer documents, you may contact Morrow Sodali LLC, the Information Agent, at the telephone numbers and address set forth on the back cover page of this Offer to Purchase.

THE BUSINESS COMBINATION

The following is a brief summary of the transactions contemplated in connection with the Business Combination. Any description of the Business Combination in this Offer to Purchase is qualified in all respects by reference to the text of (i) the Business Combination Agreement, dated May 4, 2020, by and among the Company, HighPeak Energy, MergerSub, the HPK Contributors and, solely for the limited purposes specified therein, HPK Representative, which was filed with the SEC on May 4, 2020 as Exhibit 2.1 to the Signing 8-K. Following completion of the SEC’s review process of the Registration Statement, the Registration Statement will be mailed to stockholders as of a record date to be established for voting on the Business Combination. The Registration Statement will contain important information regarding the Business Combination. The following description of the Business Combination is qualified in all respects by reference to the more detailed description in the Registration Statement.

On May 4, 2020, the Company, HighPeak Energy, MergerSub, the HPK Contributors and solely for the limited purposes specified therein, HPK Representative, entered into the Business Combination Agreement, pursuant to which, among other things and subject to the terms and conditions contained therein, (a) MergerSub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of HighPeak Energy, (b) each outstanding share of Class A Common Stock and Class B Common Stock of the Company will be converted into the right to receive one share of HighPeak Energy common stock (and cash in lieu of fractional shares, if any), other than certain shares held by Sponsor that will be forfeited prior to the merger, (c) the HPK Contributors will (i) contribute their limited partner interests in HPK LP to HighPeak Energy in exchange for HighPeak Energy common stock and the general partner interests in HPK LP to either HighPeak Energy or a wholly owned subsidiary of HighPeak Energy in exchange for no consideration, and (ii) directly or indirectly contribute the outstanding Sponsor Loans (as defined in the Business Combination Agreement), in exchange for HighPeak Energy common stock and such Sponsor Loans, if any, will be cancelled in connection with the closing of the Business Combination and (d) following the consummation of the foregoing transactions, HighPeak Energy will cause HPK LP to merge with and into the surviving corporation (as successor to the Company) with all interests in HPK LP being cancelled in exchange for no consideration.

Unless waived by the applicable parties to the Business Combination Agreement, closing of the Business Combination is subject to a number of conditions, including, among others, (i) the expiration of the waiting period (or extension thereof) under the Hart-Scott Rodino Antitrust Improvement Act of 1976; (ii) the absence of specified adverse laws, injunctions or orders; (iii) the requisite approval by the Company’s stockholders, and the written consents of the Company, as the sole stockholder of HighPeak Energy, and by HighPeak Energy, as the sole stockholder of MergerSub (which written consents of the Company and HighPeak Energy are to be delivered within 24 hours of execution of the Business Combination Agreement); (iv) the completion of the offer by the Company to redeem shares of Class A Common Stock issued in its initial public offering for cash in accordance with the organizational documents of the Company and the terms of the Business Combination Agreement; (v) the Minimum Aggregate Funding Availability (as defined in the Business Combination Agreement) being not less than $100,000,000 and the Minimum Equity Capitalization (as defined in the Business Combination Agreement) being not less than $50,000,000; (vi) the representations and warranties of (a) the HPK Contributors, in the case of the Company, HighPeak Energy and MergerSub, and (b) the Company, HighPeak Energy and MergerSub, in the case of the HPK Contributors, being true and correct, subject to the materiality standards contained in the Business Combination Agreement; (vii) material compliance by (a) the HPK Contributors, in the case of the Company, HighPeak Energy and MergerSub, and (b) the Company, HighPeak Energy and MergerSub, in the case of the HPK Contributors with their respective covenants under the Business Combination Agreement; and (viii) delivery by the other parties of documents and other items required to be delivered by such parties at the closing of the Business Combination. Additionally, the HPK Contributors’ obligations to consummate the transactions contemplated by the Business Combination Agreement are also subject to the conditions that (a) the shares of HighPeak Energy common stock issuable to the HPK Contributors and as merger consideration pursuant to the Business Combination Agreement are approved for listing on the New York Stock Exchange or the Nasdaq, subject only to official notice of issuance thereof and (b) the Company shall have transferred, or as of the closing of the Business Combination shall transfer, to HighPeak Energy certain cash (net of payments made in connection with stock redemptions and certain expenses).

THE OFFER

Risks of Participating In the Offer

Participation in the Offer involves a number of risks, including, but not limited to, the risks identified in Section 11 below. Holders should carefully consider these risks and are urged to speak with their personal financial, investment and/or tax advisors as necessary before deciding whether to participate in the Offer. In addition, we strongly encourage you to read this Offer to Purchase in its entirety and review the documents referred to in Sections 8 and 14.

1.     GENERAL TERMS

The Offer is to permit Public Warrant holders to tender any and all outstanding Public Warrants for a purchase price of $1.00 in cash per Public Warrant tendered. A holder may tender as few or as many Public Warrants as the holder elects.

You may tender some or all of your Public Warrants on these terms. The Offer relates to the Public Warrants, each of which trades through DTC. Any and all outstanding Public Warrants are eligible to be tendered pursuant to the Offer. As of May 7, 2020, there were 328,888 Public Warrants outstanding held by persons other than HPEP II.

If you elect to tender Public Warrants in response to the Offer, please follow the instructions in this Offer to Purchase and the related documents, including the Letter of Transmittal.

If you tender your Public Warrants, you may withdraw your tendered Public Warrants before the Expiration Date and retain them on their terms by following the instructions herein.

A.     Period of Offer

The Offer will only be open for a period beginning on May 8, 2020 and ending on the Expiration Date. We expressly reserve the right, in our sole discretion, at any time or from time to time, prior to the Expiration Date, to extend the period of time during which the Offer is open. There can be no assurance, however, that we will exercise our right to extend the Offer. Further, if the Company is unable to complete a business combination, CST will be authorized to transfer $1.00 per whole Public Warrant to each Public Warrant holder pursuant to an escrow agreement with the Sponsor.

B.     Partial Tender Permitted

If you choose to participate in the Offer, you may tender less than all of your Public Warrants pursuant to the terms of the Offer. The Offer is not conditioned on any minimum number of Public Warrants being tendered.

C.     No Recommendation; Holder’s Own Decision

NONE OF THE OFFERORS, THE DEPOSITARY OR THE INFORMATION AGENT, MAKE ANY RECOMMENDATION AS TO WHETHER TO TENDER PUBLIC WARRANTS. EACH HOLDER OF A PUBLIC WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER SOME OR ALL OF HIS, HER OR ITS PUBLIC WARRANTS.

NO LATER THAN TEN BUSINESS DAYS FROM THE DATE OF THIS OFFER TO PURCHASE, THE COMPANY IS REQUIRED BY LAW TO PUBLISH, SEND OR GIVE TO YOU A STATEMENT DISCLOSING WHETHER ITS BOARD OF DIRECTORS EITHER RECOMMENDS ACCEPTANCE OR REJECTION OF THE OFFER, EXPRESSES NO OPINION AND REMAINS NEUTRAL TOWARD THE OFFER OR IS UNABLE TO TAKE A POSITION WITH RESPECT TO THE OFFER. YOU SHOULD CAREFULLY READ THE INFORMATION SET FORTH IN THAT STATEMENT BEFORE YOU TENDER YOUR PUBLIC WARRANTS IN THE OFFER.

D.     Extensions of the Offer

We expressly reserve the right, in our sole discretion, and at any time or from time to time, prior to the Expiration Date, to extend the period of time during which the Offer is open. There can be no assurance, however, that we will exercise our right to extend the Offer. If we extend the Offer, we will give notice of such extension by public announcement no later than 9:00 a.m., Eastern Time, on the first business day after the previously scheduled Expiration Date of the Offer.

2.     PROCEDURE FOR TENDERING PUBLIC WARRANTS

A.     Proper Tender of Public Warrants

The Offer is available only for outstanding Public Warrants. The Company has outstanding Units, each consisting of one share of Class A Common Stock and one half of one Public Warrant. The Units were issued pursuant to the IPO Prospectus. You may tender Public Warrants that are included in Units, but to do so you must first separate such Public Warrants from the Units prior to tendering such Public Warrants.

If you hold Units registered in your own name, you must deliver the certificate for such Units to CST, the Company’s transfer agent, with written instructions to separate such Units into shares of Class A Common Stock and Public Warrants. This must be completed far enough in advance of the Expiration Date of the Offer to permit the mailing of the Public Warrant certificates back to you so that you may then tender into the Offer the certificates received upon the separation of the Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your Units, you must instruct such nominee to separate your Public Warrants from the Units. Your nominee must send written instructions by facsimile to the Depositary. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Units and a deposit of an equal number of Class A Common Stock and Public Warrants. This must be completed far enough in advance of the Expiration Date of the Offer to permit your nominee to tender into the Offer the Public Warrants received upon the separation of the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Warrants to be separated in a timely manner before the Offer expires, you will not be able to validly tender such Public Warrants prior to the Expiration Date.

Once separation is executed, to validly tender Public Warrants pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees, must be received by the Depositary at its address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date. The method of delivery of all required documents is at the option and risk of the tendering Public Warrant holders. If delivery is by mail, the Company recommends registered mail with return receipt requested (properly insured). In all cases, sufficient time should be allowed to assure timely delivery.

In the Letter of Transmittal, the tendering Public Warrant holders must: (i) set forth his, her or its name and address; (ii) set forth the number of Public Warrants tendered; and (iii) set forth the number of the Public Warrant certificate(s) representing such Public Warrants.

Where Public Warrants are tendered by a registered Public Warrant holder who has completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal, all signatures on the Letters of Transmittal must be guaranteed by an “Eligible Institution.”

An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.

If the Public Warrants are registered in the name of a person other than the signer of the Letter of Transmittal, the Public Warrants must be endorsed or accompanied by appropriate instruments of assignment, in either case signed exactly as the name(s) of the registered owner(s) appear on the Public Warrants, with the signature(s) on the Public Warrants or instruments of assignment guaranteed.

A tender of Public Warrants pursuant to the procedures described below in this Section 2 will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Offer.

ALL DELIVERIES IN CONNECTION WITH THE OFFER, INCLUDING A LETTER OF TRANSMITTAL AND PUBLIC WARRANTS, MUST BE MADE TO THE DEPOSITARY OR THE BOOK-ENTRY TRANSFER FACILITY.

NO DELIVERIES SHOULD BE MADE TO THE COMPANY, AND ANY DOCUMENTS DELIVERED TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY OR THE BOOK-ENTRY TRANSFER FACILITY AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

BOOK-ENTRY DELIVERY. The Depositary will establish an account for the Public Warrants at DTC for purposes of the Offer, within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Public Warrants by causing DTC to transfer such Public Warrants into the Depositary’s account in accordance with DTC’s procedure for such transfer. Even though delivery of Public Warrants may be effected through book-entry transfer into the Depositary’s account at DTC, a properly completed and duly executed Letter of Transmittal (or copy thereof), with any required signature guarantee, or an Agent’s Message (as defined below), and any other required documentation, must in any case be transmitted to and received by the Depositary at its address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date, or the guaranteed delivery procedures set forth herein must be followed. Delivery of the Letter of Transmittal (or other required documentation) to DTC does not constitute delivery to the Depositary. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the Public Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. The term “Book-Entry Confirmation” means a timely confirmation of a book-entry transfer of Public Warrants into the Depositary’s account at DTC.

PUBLIC WARRANTS HELD IN STREET NAME. If Public Warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, you must instruct that holder to tender your Public Warrants on your behalf. A letter of instructions is included in these materials, and as an exhibit to the Schedule TO. The letter may be used by you to instruct a custodian to tender and deliver Public Warrants on your behalf.

Unless the Public Warrants being tendered are delivered to the Depositary by 11:59 p.m., Eastern Time, on July 31, 2020 (the Expiration Date) accompanied by a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent’s Message, the Company may, at its option, treat such tender as invalid. Payment upon tender of Public Warrants will be made only against the valid tender of Public Warrants.

GUARANTEED DELIVERY. If you want to tender your Public Warrants pursuant to the Offer, but (i) your Public Warrants are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date, you can still tender your Public Warrants, if all of the following conditions are met:

(a)     the tender is made by or through an Eligible Institution;

(b)     the Depositary receives by hand, mail, overnight courier or fax, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form the Company has provided with this Offer to Purchase (with signatures guaranteed by an Eligible Institution); and

(c)     the Depositary receives, within two Nasdaq trading days after the date of its receipt of the Notice of Guaranteed Delivery;

(1)     the certificates for all tendered Public Warrants, or confirmation of receipt of the Public Warrants pursuant to the procedure for book-entry transfer as described above; and

(2)     a properly completed and duly executed Letter of Transmittal (or copy thereof), or any Agent’s Message in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal. In any event, the payment for Public Warrants tendered pursuant to the Offer and accepted pursuant to the Offer will be made only after timely receipt by the Depositary of Public Warrants, properly completed and duly executed Letter(s) of Transmittal and any other required documents.

B.     Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for purchase of any tenders of Public Warrants will be determined by the Offerors, in their sole discretion, and their determination will be final and binding, subject to the judgment of any court that might provide otherwise. The Offerors reserve the absolute right, subject to the judgment of any court that might provide otherwise, to reject any or all tenders of Public Warrants that they determine are not in proper form or reject tenders of Public Warrants that may, in the opinion of the Offerors’ counsel, be unlawful. The Offerors also reserve the absolute right, subject to the judgment of any court that might provide otherwise, to waive any defect or irregularity in any tender of Public Warrants. Neither the Offerors nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor will any of them incur any liability for failure to give any such notice.

C.     Tender Constitutes an Agreement

A tender of Public Warrants made pursuant to any method of delivery set forth herein will also constitute an acknowledgement by the tendering Public Warrant holder that: (i) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (ii) such Public Warrant holder is voluntarily participating in the Offer; (iii) the future value of the Public Warrants is unknown and cannot be predicted with certainty; (iv) such Public Warrant holder has read this Offer to Purchase; (v) such Public Warrant holder has consulted his, her or its tax and financial advisors with regard to how the Offer will impact the tendering Public Warrant holder’s specific situation; (vi) any foreign exchange obligations triggered by such Public Warrant holder’s tender of Public Warrants or receipt of proceeds are solely his, her or its responsibility and (vii) regardless of any action that we take with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Public Warrants, such Public Warrant holders acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Public Warrants authorizes us to withhold all applicable Tax Items potentially payable by a tendering Public Warrant holder. HPEP II’s acceptance for payment of Public Warrants tendered pursuant to the Offer will constitute a binding agreement between the tendering Public Warrant holder and us upon the terms and subject to certain conditions of the Offer.

D.     Signature Guarantees

Except as otherwise provided below, all signatures on a Letter of Transmittal by a person residing in or tendering Public Warrants in the United States must be guaranteed by an Eligible Institution. Signatures on a Letter of Transmittal need not be guaranteed if (i) the Letter of Transmittal is signed by the registered holder of the Public Warrant(s) tendered therewith and such holder has not completed the box entitled “Special Issuance Instructions” in the Letter of Transmittal or (ii) such Public Warrant(s) are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

3.     WITHDRAWAL RIGHTS

Tenders of Public Warrants made pursuant to the Offer may be rescinded at any time prior to the Expiration Date. If the Offer Period is extended, you may withdraw your tendered Public Warrants at any time until the extended Expiration Date. In addition, tendered Public Warrants that are not accepted by us for purchase any time within sixty (60) days after the commencement of the Offer (including after the Expiration Date), which is July 7, 2020, may thereafter be withdrawn by you until such time as the Public Warrants are accepted by us for purchase.

To be effective, a written notice of withdrawal must be timely received by the Depositary at its address identified on the back cover page of this Offer to Purchase. Any notice of withdrawal must specify the name of the holder who tendered the Public Warrants for which tenders are to be withdrawn and the number of Public Warrants to be withdrawn. If the Public Warrants to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal must be submitted to the Depositary prior to release of such Public Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Public Warrant holder) and the serial numbers shown on the particular certificates evidencing the Public Warrants to be withdrawn. Withdrawal may not be cancelled, and Public Warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, Public Warrants for which tenders are withdrawn may be tendered again by following one of the procedures described in Section 2 at any time prior to the Expiration Date.

A Public Warrant holder desiring to withdraw tendered Public Warrants previously delivered through DTC should contact the DTC participant through which such holder holds his, her or its Public Warrants. In order to withdraw previously tendered Public Warrants, a DTC participant may, prior to the Expiration Date, withdraw its instruction previously transmitted through the WARR PTS function of DTC’s ATOP procedures by (i) withdrawing its acceptance through the WARR PTS function or (ii) delivering to the Depositary by mail, hand delivery or fax, a notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the WARR PTS function to which such withdrawal relates. A DTC participant may withdraw a tendered Public Warrant only if such withdrawal complies with the provisions described in this paragraph.

A holder who tendered his, her or its Public Warrants other than through DTC should send written notice of withdrawal to the Depositary specifying the name of the Public Warrant holder who tendered the Public Warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by a Medallion Signature Guarantor; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Public Warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior Public Warrant tender will be effective upon receipt of the notice of withdrawal by the Depositary. Selection of the method of notification is at the risk of the Public Warrant holder and notice of withdrawal must be timely received by the Depositary.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Offerors, in their sole discretion, which determination will be final and binding, subject to the judgment of any court that might provide otherwise. Neither the Offerors nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification, subject to the judgment of any court that might provide otherwise.

4.     PURCHASE OF PUBLIC WARRANTS AND PAYMENT OF PURCHASE PRICE

Upon the terms and subject to the conditions of the Offer, HPEP II will purchase Public Warrants validly tendered as of the Expiration Date for a purchase price of $1.00 per Public Warrant, representing an aggregate purchase price of $328,888. In all cases, Public Warrants will only be accepted for purchase pursuant to the Offer after timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal (or copy thereof), or any Agent’s Message in the case of a book-entry transfer and any other documents required by the Letter of Transmittal.

For purposes of the Offer, HPEP II will be deemed to have accepted for purchase Public Warrants that are validly tendered and for which tenders are not withdrawn, unless HPEP II gives written notice to the Public Warrant holder of its non-acceptance prior to the Expiration Date.

HPEP II will pay for the Public Warrants by authorizing the release of the aggregate purchase price from an escrow account held with CST.

Under no circumstances will HPEP II pay interest on the purchase price, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Public Warrants in the Offer.

We urge Public Warrant holders who hold Public Warrants through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Public Warrants through their nominee and not directly to the Depositary.

5.     BACKGROUND AND PURPOSE OF THE OFFER

A.     Information Concerning the Company and the Offerors

Pure Acquisition Corp. was incorporated on November 13, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. On April 17, 2018, the Company consummated its IPO, with each Unit consisting of one share of Class A Common Stock and one half of one Public Warrant. HPEP II and HPEP II GP are Delaware limited partnerships formed to generally acquire oil and gas related assets and to engage in all aspects of the oil and gas industry, primarily in North America, including among other things, the acquisition of securities. Sponsor is a Delaware limited liability company formed to serve as the sponsor of the Company. Mr. Hightower currently serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company and also as Chairman of the Board and Chief Executive Officer of each of HighPeak GP, LLC and HighPeak GP II, LLC.

The Offerors’ and the Company’s principal executive offices are located at 421 W. 3rd Street, Suite 1000, Fort Worth, TX 76102. The Offerors’ and the Company’s telephone number is (817) 850-9200.

B.     Establishment of Offer Terms

Pursuant to a letter agreement entered into in connection with the IPO, the Sponsor committed to purchase, or have an affiliate purchase, at $1.00 per Public Warrant, after giving effect to the Former Tender Offers, the 328,888 Public Warrants not held by HPEP II that remain outstanding of the 20,700,000 Public Warrants sold as part of the Units issued in the IPO by commencing a tender offer promptly after either the Company’s announcement of an initial business combination or the occurrence of any filing by the Company of a proxy statement or information statement with respect to a proposed amendment to the Company’s Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Common Stock if the Company does not complete a business combination with 18 months from the closing of the IPO. The 18-month period was subsequently extended to February 21, 2020 on October 11, 2019 and further extended to May 21, 2020 on February 20, 2020. Given the Company’s belief that there may be insufficient time to compete a business combination by May 21, 2020, the Company subsequently filed the Extension Proxy Statement related to a proposed amendment to the Company’s Charter extending the outside day by which the Company must complete a business combination from May 21, 2020 to August 21, 2020 with the SEC on May 5, 2020. Further, the Company announced its entry into an agreement related to such initial business combination, filed as Exhibit 99.1 to its Signing 8-K, filed on May 4, 2020.

C.     Purpose of the Offer

The Offer is being made to all Public Warrant holders other than HPEP II. The purpose of the Offer is to comply with provisions of a letter agreement entered into between the Company and the Sponsor in connection with the IPO, which contemplated that the Sponsor would conduct or cause an affiliate to conduct the Offer in the event of either the Company’s announcement of entry into an initial business combination or a proposal to amend the Company’s Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Common Stock if the Company does not complete a business combination within 18 months from the closing of the IPO. The Sponsor agreed to the Offer recognizing holders of Public Warrants might not wish to continue to hold Public Warrants in the case of such proposed amendment. The 18-month period was subsequently extended to February 21, 2020 on October 11, 2019 and further extended to May 21, 2020 on February 20, 2020. Given the Company’s belief that there may be insufficient time to compete a business combination by May 21, 2020, the Company subsequently filed the Extension Proxy Statement related to a proposed amendment to the Company’s Charter extending the outside day by which the Company must complete a business combination from May 21, 2020 to August 21, 2020 with the SEC on May 5, 2020. Further, the Company announced its entry into an agreement related to such initial business combination, field as Exhibit 99.1, in the Signing 8-K on May 4, 2020.

Pursuant to the letter agreement, Sponsor deposited an aggregate of $20,700,000 with the Depositary, as escrow agent, into the escrow account (representing $1.00 per Public Warrant for 20,700,000 Public Warrants) to fund such tender offer. Sponsor agreed to the Offer recognizing that (i) the tender offer would provide Public Warrant holders that may not wish to retain their Public Warrants following a business combination the possibility of receiving cash for their Public Warrants and (ii) in the event the Company fails to consummate a business combination within the allotted time, Public Warrant holders will receive $1.00 per Public Warrant to be distributed by CST from the escrow account, pursuant to an escrow agreement with Sponsor.

The Offerors are giving Public Warrant holders an opportunity to tender their Public Warrants as originally contemplated at $1.00 per share. Only Public Warrants properly tendered at the purchase price, and not properly withdrawn, will be purchased pursuant to the Offer. All Public Warrants tendered and not purchased pursuant to the Offer will be returned to the tendering Public Warrant holders at our expense promptly following the Expiration Date or the termination of the Offer. See “The Offer, Section 2. Procedures for Tendering Public Warrants.”

248,000 Public Warrants were validly tendered in the Initial Warrant Tender Offer. On October 16, 2019, HPEP II accepted for purchase all such warrants for an aggregate purchase price of $248,000. 17,293,805 Public Warrants were validly tendered in the Former Business Combination Warrant Tender Offer. On January 21, 2020, HPEP II accepted for purchase all such warrants for an aggregate purchase price of $17,293,805. 2,829,307 Public Warrants were validly tendered in the Second Extension Warrant Tender Offer. On April 2, 2020, HPEP II accepted for purchase all such warrants for an aggregate purchase price of $2,829,307. As a result of the Former Tender Offers, HPEP II held beneficial ownership over the 20,371,112 Public Warrants, or approximately 98.4% of the outstanding Public Warrants, it purchased in the Former Tender Offers. Further, as Mr. Hightower has the right to appoint the managers to the board of managers of HighPeak GP II, LLC, the general partner of HPEP II GP, he may be deemed to have or share beneficial ownership of the Public Warrants held by HPEP II. However, Mr. Hightower has disclaimed any such beneficial ownership of such Public Warrants to the extent of his pecuniary interest therein. The term “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Securities Act”).

As of May 7, 2020, the Company had 328,888 issued and outstanding Public Warrants held by persons other than HPEP II (excluding the private placement warrants), each to purchase one share of Class A Common Stock at an exercise price of $11.50 per share.

D.     Interests of Directors and Executive Officers

Neither the Company, nor any of the Company’s officers or directors, beneficially own any Public Warrants.

Except as set forth herein (including in connection with the Former Tender Offers), to the best of our knowledge, neither the Offerors, nor have any of their current directors, executive officers, their affiliates or their subsidiaries, engaged in any transactions involving the Public Warrants during the 60-day period prior to the date of this Offer to Purchase.

NONE OF THE OFFERORS, THE DEPOSITARY OR INFORMATION AGENT MAKE ANY RECOMMENDATION TO ANY PUBLIC WARRANT HOLDER AS TO WHETHER TO EXERCISE SOME OR ALL OF THEIR PUBLIC WARRANTS. EACH PUBLIC WARRANT HOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO EXERCISE THEIR PUBLIC WARRANTS.

NO LATER THAN TEN BUSINESS DAYS FROM THE DATE OF THIS OFFER TO PURCHASE, THE COMPANY IS REQUIRED BY LAW TO PUBLISH, SEND OR GIVE TO YOU A STATEMENT DISCLOSING WHETHER ITS BOARD OF DIRECTORS EITHER RECOMMENDS ACCEPTANCE OR REJECTION OF THE OFFER, EXPRESSES NO OPINION AND REMAINS NEUTRAL TOWARD THE OFFER OR IS UNABLE TO TAKE A POSITION WITH RESPECT TO THE OFFER. YOU SHOULD CAREFULLY READ THE INFORMATION SET FORTH IN THAT STATEMENT BEFORE YOU TENDER YOUR PUBLIC WARRANTS IN THE OFFER.

E.     Plans, Proposals or Negotiations

Except as set forth in the section entitled “The Business Combination,” and the Extension Proxy Statement, this Section 5 and Section 8 hereunder, there are no present plans, proposals or negotiations by the Offerors that relate to or would result in:

●	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

●	a purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

●	any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company;

●

any change in the present board of directors or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors, to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

●	any other material change in the Company’s corporate structure or business;

●	any class of equity security of the Company being delisted from a national securities exchange;

●	any class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

●	the suspension of the Company’s obligation to file reports pursuant to Section 15(d) of the Exchange Act;

●	the acquisition by any person of additional securities of the subject company, or the disposition of securities of the subject company; or

●	changes in the Company’s Charter or Amended and Restated Bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company by any person.

NONE OF THE OFFERORS, THE DEPOSITARY OR THE INFORMATION AGENT, MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ANY PUBLIC WARRANTS. EACH HOLDER OF A PUBLIC WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER SOME OR ALL OF HIS, HER OR ITS PUBLIC WARRANTS.

NO LATER THAN TEN BUSINESS DAYS FROM THE DATE OF THIS OFFER TO PURCHASE, THE COMPANY IS REQUIRED BY LAW TO PUBLISH, SEND OR GIVE TO YOU A STATEMENT DISCLOSING WHETHER ITS BOARD OF DIRECTORS EITHER RECOMMENDS ACCEPTANCE OR REJECTION OF THE OFFER, EXPRESSES NO OPINION AND REMAINS NEUTRAL TOWARD THE OFFER OR IS UNABLE TO TAKE A POSITION WITH RESPECT TO THE OFFER. YOU SHOULD CAREFULLY READ THE INFORMATION SET FORTH IN THAT STATEMENT BEFORE YOU TENDER YOUR PUBLIC WARRANTS IN THE OFFER.

6.     PRICE RANGE OF PUBLIC WARRANTS

The Public Warrants are listed on the Nasdaq under the symbol “PACQW”. On April 6, 2020, the last reported sale prices for the Public Warrants was $1.01. The following table sets forth the high and low sales prices for the Public Warrants for the periods shown:

	Public Warrants
	High	Low
Fiscal 2018
Second Quarter(1)	$1.40	$1.10
Third Quarter	$1.35	$1.28
Fourth Quarter	$1.40	$1.00

	Public Warrants
	High	Low
Fiscal 2019
First Quarter	$1.24	$1.05
Second Quarter	$1.27	$1.00
Third Quarter	$1.17	$1.00
Fourth Quarter	$1.26	$0.97
Fiscal 2020
First Quarter	$1.15	$0.91
Second Quarter(2)	$1.01	$0.99

(1)	Beginning on May 29, 2018.
(2)	For the period beginning on April 1, 2020 and ending on May 7, 2020.

7.     SOURCE AND AMOUNT OF FUNDS

The Offerors originally deposited $20,700,000, of which $328,888 remains after giving effect to payments made in the Former Tender Offers, in an escrow account with CST, as escrow agent. The Offerors expect to pay the aggregate purchase price by authorizing the release of the $328,888 remaining in the escrow account to the Depositary promptly after the Expiration Date.

8.     TRANSACTIONS AND AGREEMENTS CONCERNING THE COMPANY’S SECURITIES

Founder Shares

In connection with the organization of the Company, the Sponsor purchased 10,062,500 shares of Class B Common Stock of the Company. In March 2018, the Sponsor returned an aggregate of 1,437,500 founder shares, which the Company cancelled, leaving an aggregate of 8,625,000 founder shares outstanding. In March 2018, the Sponsor transferred 40,000 founder shares to each of the Company’s three independent director nominees resulting in a total of 120,000 founder shares transferred to the Company’s independent director nominees. In April 2018, the Company effected a stock dividend of 0.2 shares of Class B Common Stock for each outstanding share of Class B Common Stock, resulting in us and independent director nominees holding an aggregate of 10,350,000 founder shares.

Subject to certain limited exceptions, 50% of the founder shares will not be transferred, assigned, sold until the earlier of: (i) one year after the date of the consummation of an initial business combination of the Company or (ii) the date on which the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination, if any, and the remaining 50% of the founder shares will not be transferred, assigned, sold until one year after the date of the consummation of such business combination, or earlier, in either case, if, subsequent to such business combination, the Company consummates a subsequent liquidation, merger, stock exchange, reorganization or other similar transaction which results in all stockholders having the right to exchange their voting common stock for cash, securities or other property.

Pursuant to the Sponsor Support Agreement entered into in connection with the Business Combination, Sponsor has agreed to irrevocably transfer to the Company, surrender and forfeit for no consideration, 5,350,000 shares of the Company’s Class B Common Stock.

Private Placement Warrants

On the IPO closing date, we consummated the IPO of 41,400,000 units, including 5,400,000 units sold, to cover the over-allotments at a price of $10.00 per unit resulting in gross proceeds from the IPO of $414,000,000. The Sponsor purchased an aggregate of 10,280,000 private placement warrants at a purchase price of $1.00 per private placement warrant, or $10,280,000 in the aggregate.

On April 17, 2018, proceeds of $414,000,000 were deposited in a U.S.-based trust account at J.P. Morgan, N.A. and maintained by CST, acting as trustee, for the benefit of our public stockholders. Of the gross proceeds received from the IPO and the sale of the private placement warrants not deposited into the Trust Account, $8,280,000 was used to pay underwriting discounts and commissions in the IPO, $200,000 was used to repay the loan from the Sponsor in full and the balance was reserved to pay accrued offering and formation expenses; prospective acquisition business, technical, legal and accounting due diligence expenses; and continuing general and administrative expenses.

Pursuant to the Sponsor Support Agreement entered into in connection with the Business Combination, each of Sponsor and HPEP II has agreed to irrevocably transfer to the Company, surrender and forfeit for no consideration, all Public Warrants to purchase Class A Common Stock held by Sponsor or HPEP II, as applicable.

Registration Rights

Sponsor is entitled to registration rights with respect to our private placement warrants and founder shares, pursuant to a registration rights agreement entered into in connection with the IPO. Sponsor, collectively with holders making up a majority of the holders of these securities, are entitled to make up to three demands for the Company to register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Class B Common Stock are to be released from escrow. The holders of a majority of the private placement warrants issued to Sponsor, the Company’s officers, the Company’s directors or each’s affiliates in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. In addition, Sponsor has certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of an initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor Support Agreement

On May 4, 2020, the Company, Sponsor and HPEP II entered into a Sponsor Support Agreement (as contemplated by the Business Combination Agreement) for the purpose of facilitating the Business Combination (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, (i) Sponsor has agreed to irrevocably transfer to the Company, surrender and forfeit for no consideration, 5,350,000 shares of the Company’s Class B Common Stock and (ii) each of Sponsor and HPEP II has agreed to irrevocably transfer to the Company, surrender and forfeit for no consideration, all Public Warrants to purchase Class A Common Stock held by Sponsor or HPEP II, as applicable.

Stockholders’ Agreement

Concurrently with the closing of the Business Combination (the “Closing”), HighPeak Energy, Sponsor, the HPK Contributors and Jack Hightower (collectively, the “Principal Stockholder Group”) will enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”), which will govern certain rights and obligations following the Closing.

Under the Stockholders’ Agreement, the Principal Stockholder Group will be entitled, based on its percentage ownership of the total HighPeak Energy common stock outstanding immediately following the Closing (the “Original Shares”) and provided that the Original Shares constitutes not less than the percentage of the then-outstanding total voting securities of HighPeak Energy set forth below, to nominate a number of directors for appointment to HighPeak Energy’s board of directors (the “HighPeak Energy Board”) as follows:

●

for so long as (i) the Principal Stockholder Group beneficially owns at least 35% of the Original Shares and (ii) the Original Shares constitutes at least 30% of HighPeak Energy’s then-outstanding voting securities, the Principal Stockholder Group can designate up to four (4) nominees, and if the Principal Stockholder Group beneficially owns 50% or less of the total outstanding voting securities of HighPeak Energy, at least one (1) nominee shall be independent as defined by applicable listing standards;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 35% but at least 25% of the Original Shares and (ii) the Original Shares constitutes at least 25% of HighPeak Energy’s then-outstanding voting securities, the Principal Stockholder Group can designate up to three (3) nominees;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 25% but at least 15% of the Original Shares and (ii) the Original Shares constitutes at least 15% of HighPeak Energy’s then-outstanding voting securities, the Principal Stockholder Group can designate up to two (2) nominees; and

●

if (i) the Principal Stockholder Group beneficially owns less than 15% but at least 5% of the Original Shares and (ii) the Original Shares constitutes at least 7.5% of HighPeak Energy’s then-outstanding voting securities, the Principal Stockholder Group can designate one (1) nominee.

If at any time the Principal Stockholder Group owns less than 5% of the Original Shares, it will cease to have any rights to designate individuals for nomination to HighPeak Energy’s Board.

Registration Rights Agreement

Concurrently with the Closing, HighPeak Energy will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the members of the Principal Stockholder Group and the Company’s existing three (3) independent directors, Sylvia K. Barnes, M. Gregory Colvin and Jared S. Sturdivant (such parties being collectively referred to in connection with the Registration Rights Agreement as the “Holders” and, each individually, each a “Holder”), pursuant to which HighPeak Energy will be obligated, subject to the terms and conditions thereof and in the manner contemplated thereby, to register for resale under the Securities Act, all or any portion of the shares of HighPeak Energy common stock that the Holders hold as of the date of the Registration Rights Agreement, and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor (the “Registrable Securities”). HighPeak Energy has agreed to file and cause to become effective a registration statement covering the Registrable Securities held by such Holder making a demand for registration, provided that no fewer than the amount of Registrable Securities representing the lesser of (i) an amount to be determined prior to closing of the Business Combination or (ii) all Registrable Securities owned by such Holder, as applicable, are covered under the Holder’s demand for registration. Under the Registration Rights Agreement, the Holders will also have “piggyback” registration rights exercisable at any time that allow them to include the shares of HighPeak Energy common stock that they own in certain registrations initiated by HighPeak Energy. Subject to customary exceptions, Holders will also have the right to request one or more underwritten offerings of Registrable Securities, provided, that, collectively, Holders may not request more than one underwritten offering in any three month period and each such offering include a number of Registrable Securities equal to the lesser of (i) an amount to be determined prior to closing of the Business Combination and (ii) all of the Registrable Securities owned by such Holders as of the date of the request. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, HighPeak Energy may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. HighPeak Energy may not delay or suspend a registration statement on more than two (2) occasions for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case, during any twelve (12) month period.

Amended and Restated Forward Purchase Agreement

On April 12, 2018, the Company entered into that certain Forward Purchase Agreement (the “Original Forward Purchase Agreement”) with HPEP I, pursuant to which HPEP I agreed to purchase up to 15,000,000 shares of Class A Common Stock of the Company and 7,500,000 warrants for $10.00 per unit, for an aggregate purchase price of $150,000,000 in a private placement which would close immediately prior to the Closing. In connection with its entry into the Business Combination Agreement and Sponsor Support Agreement, the Company also agreed to enter into that certain Amended and Restated Forward Purchase Agreement (the “A&R Forward Purchase Agreement”), pursuant to which, among other things, HPEP I will assign its rights and obligations under the Original Forward Purchase Agreement to one or more third parties, which may include affiliates of HPEP I, the Company will assign its rights and obligations under the Original Forward Purchase Agreement to HighPeak Energy and (ii) the Original Forward Purchase Agreement would be amended to, among other things, (a) extend the date by which the Business Combination must be completed to August 21, 2020, (b) permit any affiliates of Sponsor who become purchasers under the A&R Forward Purchase Agreement to subsequently terminate the A&R Forward Purchase Agreement upon written notice to HighPeak Energy, (c) provide for the purchasers under the A&R Forward Purchase Agreement to elect to purchase Forward Purchase Units (as defined in the form of A&R Forward Purchase Agreement) thereunder, provided that the number of Forward Purchase Units to be issued and sold thereunder does not exceed the maximum amounts specified therein, (d) permit the purchasers thereunder that are affiliates of Sponsor to take certain actions without the consent of any unrelated third party purchasers and (e) expressly state that the purchasers under the A&R Forward Purchase Agreement will have several and not joint liability.

Large Investors Incentive Offer

In connection with the Business Combination, and pursuant to the Large Investor Offer, Sponsor is offering Large Investors up to an aggregate of 15,000,000 Preferred Return Shares. Specifically, the Large Investor Offer contemplates that, at the end of the two-year anniversary of the Closing, which may be extended to the 30th-month anniversary at the Sponsor’s option, Large Investors that have held their shares of HighPeak Energy common stock from the closing of the Business Combination through the Preferred Return Date would be provided, with respect to such shares, with a 10% preferred simple annual return subject to floor downside per-share price of $4.00, in the form of additional shares of HighPeak Energy common stock to the extent required, on the term and conditions to be negotiated with the Large Investors. To secure the Preferred Return, Sponsor will place into escrow at closing of the Business Combination up to 31,875,000 Escrow Shares of HighPeak Energy common stock (i.e., 2.125 shares per share of HighPeak Energy common stock subject to the Large Investor Offer) paid to Sponsor as consideration in the Business Combination, with such shares having an aggregate value at the downside price of $4.00 per share of up to $127.5 million (i.e., in an amount sufficient to provide a 10% preferred simple annual return with respect to 15,000,000 Preferred Return Shares). For example, if the price of HighPeak Energy’s common stock is $12.50 on the Preferred Return Date and the Large Investors hold 15,000,000 Preferred Return Shares, Sponsor would deliver no Escrow Shares to such Large Investors; however, if the price of HighPeak Energy’s common stock is $4.00 on the Preferred Return Date, HighPeak Energy would deliver all 31,875,000 Escrow Shares, ratably, to such Large Investors. Sponsor seeks to enter into commitment agreements with certain Large Stockholders pursuant to which they commit not to redeem such shares in connection with this business combination and subscription agreements with Large PIPE Investors with respect to the PIPE Investment, which include the Large Investor Offer or something similar. The final terms and conditions of the Large Investor Offer included in such commitment agreements and subscription agreements may vary from the terms described above.

9.     CONDITIONS; TERMINATION; WAIVERS; EXTENSIONS; AMENDMENTS

Notwithstanding any other provision of the Offer, we will not accept for payment, purchase or pay for any Public Warrants tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Public Warrants tendered, subject to the rules under the Exchange Act, if at any time on or after the commencement of the Offer and before the Expiration Date, there has been instituted or is pending any action, suit or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency or other tribunal that (i) directly or indirectly challenges or seeks to make illegal, or to delay or otherwise directly or indirectly to restrain, prohibit or otherwise affect the making of the Offer, the acquisition of some or all of the Public Warrants pursuant to the Offer or (ii) in our reasonable judgment and regardless of the circumstances giving rise to the event or events (other than any action or omission to act by us), makes it inadvisable to proceed with the Offer or with acceptance for payment.

The foregoing is for our sole benefit with respect to the Offer and may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived by us, in whole or in part, in our discretion until the Offer shall have expired or been terminated. However, once the Offer has expired, then all of the conditions to the Offer must have been satisfied or waived. In certain circumstances, if we waive the conditions described above, we may be required to extend the Expiration Date, and if the condition is material, we will promptly disclose our decision whether or not to waive such condition. Any determination by us concerning the events described above will be final and binding on all parties; provided, however, Public Warrant holders are not foreclosed from challenging such determinations in a court of competent jurisdiction.

In the event that we terminate the Offer, all Public Warrants tendered by a Public Warrant holder in connection with the Offer will be returned to such Public Warrant holder and the Public Warrants will expire in accordance with their terms and will otherwise remain subject to their original terms, including the redemption provisions.

Subject to applicable securities laws and the terms and conditions set forth in this Offer to Purchase, we expressly reserve the right (but will not be obligated), at any time or from time to time, prior to the Expiration Date, regardless of whether or not any of the events set forth above shall have occurred or shall have been determined by us to have occurred, to (a) waive any and all conditions of the Offer, (b) extend the Offer or (c) otherwise amend the Offer in any respect. The rights reserved by us in this paragraph are in addition to our rights to terminate the Offer described above. Irrespective of any amendment to the Offer, all Public Warrants previously tendered pursuant to the Offer and not accepted for purchase or withdrawn will remain subject to the Offer and may be accepted thereafter for purchase by us.

If we materially change the terms of the Offer or the information concerning the Offer, we will extend the Offer if and to the extent required by Rules 14d-4(d)(1), 14d-6(c) and 14e-1 promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information; however, in no event will the Offer remain open for fewer than five business days following such a material change in the terms of, or information concerning, the Offer. If (i) we make any change to increase or decrease the price to be paid for Public Warrants, and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to Public Warrant holders, the Offer will be extended until the expiration of such period for ten business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Pursuant to Exchange Act Rule 14d-1, we have filed the Schedule TO with the SEC which contains additional information with respect to the Offer. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as set forth under “The Offer, Section 14. Additional Information; Miscellaneous” in this Offer to Purchase.

10.     MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the Offer to U.S. Holders and Non-U.S. Holders (each as defined below) of Public Warrants. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of the Public Warrants that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●

a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of the Public Warrants is not described above as a U.S. Holder and is not an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own the Public Warrants as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain former citizens or former long-term residents of the United States;

●	persons that actually or constructively own 5 percent or more of our shares;

●	persons that acquired the Public Warrants in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold the Public Warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

●	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of the Public Warrants. Additionally, this discussion does not consider the tax treatment of partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold the Public Warrants through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Public Warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER TO PUBLIC WARRANT HOLDERS. EACH PUBLIC WARRANT HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Non-Participation in the Tender Offer

Public Warrant holders who do not tender any of their Public Warrants in the Offer will not recognize any gain or loss for U.S. federal income tax purposes solely as a result of the consummation of the Offer.

Exchange of Public Warrants Pursuant to the Offer

The exchange of Public Warrants for cash pursuant to the Offer will be a taxable sale of the Public Warrants for U.S. federal income tax purposes. A U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Public Warrants. A U.S. Holder’s adjusted tax basis in the Public Warrants generally will equal the U.S. Holder’s acquisition cost of the Public Warrants, and if the U.S. Holder purchased a Unit consisting of shares of Class A Common Stock and Public Warrants, the cost of such Unit must be allocated between the shares of Class A Common Stock and the Public Warrants that comprised such Unit based on their relative fair market values at the time of the purchase. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Public Warrants exceeds one year. A U.S. Holder must calculate gain or loss separately for each block of Public Warrants exchanged pursuant to the Offer (generally, Public Warrants acquired at the same cost in a single transaction). Long-term capital gain recognized by a non-corporate U.S. Holder may be eligible for reduced rates of tax. The deduction of capital losses is subject to limitations. Special rules may apply to losses realized by a U.S. Holder upon a taxable disposition of Public Warrants if, within a period beginning thirty (30) days before the date of such disposition and ending thirty (30) days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized), or has entered into a contract or option so to acquire, substantially identical stock or securities (including shares of Class A Common Stock).

Medicare Contribution Tax

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, capital gains from the sale or other taxable disposition of securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their disposition of the Public Warrants.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain or loss attributable to a sale or other disposition of Public Warrants unless such gain or loss is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, any gain from United States sources, such as any gain recognized on a disposition of Public Warrants, generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to the proceeds from sales and other dispositions of Public Warrants by a U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to proceeds from sales and other dispositions of Public Warrants by a U.S. Holder who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any Public Warrant holder, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

11.     RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this Offer to Purchase before you decide whether to tender Public Warrants in the Offer. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Purchase, which speak only as of the date of this Offer to Purchase.

There is no guarantee that your decision whether to tender your Public Warrants in the Offer will put you in a better future economic position.

We can give no assurance as to the price at which a Public Warrant holder may be able to sell its Public Warrants in the future following the completion of the Offer. Certain events following the closing of an initial business combination involving the Company may cause an increase in the prices of the Public Warrants and, as then applicable, the Class A Common Stock or HighPeak Energy common stock underlying the Public Warrants, each of which could result in a lower value realized now than you might realize in the future had you not agreed to tender your Public Warrants. Similarly, if you do not tender your Public Warrants, you will bear the risk of ownership of your Public Warrants after the Offer, and there can be no assurance that you can sell your Public Warrants in the future for an amount equal to or greater than the purchase price pursuant to the Offer. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation. You should carefully review the terms of the Public Warrants and consult your own individual tax and/or financial advisor for assistance on how the tender of your Public Warrants may affect your individual situation.

Further, if the Company is unable to complete a business combination CST will be authorized to transfer $1.00 per whole Public Warrant to each Public Warrant holder pursuant to an escrow agreement with the Sponsor. In this regard, the Company’s Charter currently provides that the Company has until May 21, 2020 to complete a business combination. However, the Company’s board of directors currently believes that there may not be sufficient time before May 21, 2020 to complete and file the Registration Statement, the SEC review process of the Registration Statement, hold its shareholder meeting to approve the Business Combination, satisfy the other applicable closing conditions and close the Business Combination. As such, the Company has filed the Extension Proxy Statement to propose an amendment to the Company’s Charter which would extend the outside date by which the Company must complete the Business Combination from May 21, 2020 to August 21, 2020. If the Extension Amendment is not approved, payment pursuant to the escrow agreement may occur prior to the expiration of this Offer.

An active market for the Public Warrants to purchase HighPeak Energy common stock is not likely to develop, which would adversely affect the liquidity of the Public Warrants. The liquidity of the market for the Public Warrants will be further reduced in connection with the consummation of the transactions contemplated by the Sponsor Support Agreement.

The liquidity of the market for the Public Warrants has been substantially reduced in connection with the Former Tender Offers. If a significant number of Public Warrants are again purchased in the Offer, the Company may again be left with a significantly smaller number of holders of Public Warrants following the Offer. As a result, the number of Public Warrants owned by non-affiliate holders of Public Warrants and available for trading in the securities markets following the Offer will be reduced, which may reduce the volume of trading in the Public Warrants and may result in lower prices and reduced liquidity in the trading of the Public Warrants. 20,371,112 Public Warrants were validly tendered in the Former Tender Offers. As a result, HPEP II now holds 20,371,112 Public Warrants of the 20,700,000 Public Warrants sold as part of the Units issued in the IPO. Further, pursuant to the Sponsor Support Agreement, HPEP II has agreed to irrevocably transfer to the Company, surrender and forfeit for no consideration all Public Warrants held by HPEP II as of the Closing of the Business Combination.

Because the Public Warrants will become warrants to purchase HighPeak Energy common stock after the closing of the Business Combination, HighPeak Energy would need to meet Nasdaq initial listing requirements with respect to the Public Warrants in order for the Public Warrants to be listed on Nasdaq following the Business Combination. As a result of the Former Tender Offers and HPEP II’s agreement to forfeit all of the Public Warrants it owns at closing of the Business Combination, the Public Warrants that will become warrants to purchase HighPeak Energy common stock are not expected to meet the initial listing requirements of Nasdaq. Therefore, the liquidity of the Public Warrants is likely to be significantly more limited than if the Public Warrants were quoted or listed on a national exchange, or traded over-the-counter. You may be unable to sell your Public Warrants unless an active market can be established or sustained.

There is no guarantee, even if a business combination is consummated, that the Public Warrants will ever be in the money and they may expire worthless.

Upon the Closing, the exercise price for the Warrants will be $11.50 per share. There is no guarantee that the Pubic Warrants will ever be in the money prior to their expiration, and as such, the Public Warrants may expire worthless.

12.     THE DEPOSITARY AND THE INFORMATION AGENT

We have retained Continental Stock Transfer & Trust Company, to act as the Depositary, and Morrow Sodali LLC to act as the Information Agent, in connection with the Offer. All deliveries, correspondence and questions sent or presented to the Depositary or the Information Agent relating to the Offer should be directed to the addresses or telephone numbers set forth on the back cover page of this Offer to Purchase.

13.     FEES AND EXPENSES

The Information Agent and the Depositary will receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent as described above) for soliciting tenders of Public Warrants pursuant to the Offer. Public Warrant holders holding Public Warrants through a broker, dealer, commercial bank, trust company or other nominee are urged to consult such nominees to determine whether transaction costs may apply if Public Warrant holders tender Public Warrants through such nominees and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Public Warrants held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer.

14.     ADDITIONAL INFORMATION; MISCELLANEOUS

The Offerors have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Purchase is a part. This Offer to Purchase does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. The Offerors recommend that holders review the Schedule TO, including the exhibits and the information incorporated by reference in the Schedule TO, and other materials that have been filed by the Company with the SEC before making a decision on whether to accept the Offer, including:

1.     The description of the Public Warrants in the Company’s Registration Statement on Form S-1 (File No. 333-223845), originally filed with the Securities and Exchange Commission on March 22, 2018, as thereafter amended and supplemented;

2.     The Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020;

3.     The Current Reports on Form 8-K, filed with the SEC on November 27, 2019, February 7, 2020, April 24, 2020 and May 4, 2020; and

4.     The definitive proxy statement on Schedule 14A related to the Company’s special meeting, filed with the SEC by the Company on May 5, 2020.

You can obtain any of the documents incorporated by reference in this Offer to Purchase from the SEC’s website at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning the Information Agent for the Offer at the telephone numbers and address set forth on the back cover page of this Offer to Purchase.

Each person to whom a copy of this Offer to Purchase is delivered may obtain a copy of any or all of the referenced documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost. Requests should be directed to the Company’s Chief Financial Officer at:

Pure Acquisition Corp.
421 W. 3rd St., Suite 1000
Fort Worth, Texas 76102

Sincerely,

HighPeak Pure Acquisition, LLC

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

The Depositary is Continental Stock Transfer & Trust Company. The Letter of Transmittal and certificates representing Public Warrants, and any other required documents should be sent or delivered by each Public Warrant holder or such holder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

THE DEPOSITARY FOR THE OFFER IS:

IF DELIVERING BY MAIL, HAND OR COURIER:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
1 State Street- 30th Floor
New York, NY 10004

Attention: Corporate Actions Department

CONFIRM BY TELEPHONE:

Telephone: (917) 262-2378

THE INFORMATION AGENT FOR THE OFFER IS:

470 West Avenue—3rd Floor
Stamford, CT 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage firms, please call: (203) 658-9400
Email: PACQ.info@morrowsodali.com

Any question or request for assistance may be directed to the Information Agent at the address, phone number and email address listed above.

Requests for additional copies of the Offer to Purchase, the Letter of Transmittal or other documents related to the offer may also be directed to the Information Agent.